UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2008
Yahoo! Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28018 (Commission File Number)	77-0398689 (I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California (Address of Principal Executive Offices)	94089 (Zip Code)
(408) 349-3300
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.
On January 29, 2008, during its earnings call, Yahoo! Inc. (the “Company”) reported that it plans to implement a strategic workforce realignment to more appropriately allocate resources to the Company’s key strategic initiatives. The strategic realignment involves investing resources in some areas, reducing resources in others and eliminating some areas of the Company’s business that do not support the Company’s strategic priorities. The Company began, on February 11, 2008, providing notices to employees whose employment would be terminated as part of the realignment.
In connection with the strategic workforce realignment, the Company expects to incur pre-tax cash charges of $20 million to $25 million for severance pay expenses and related cash expenditures associated with the workforce reductions. Total charges will include these cash charges plus additional charges related to stock compensation expense which the Company is unable to estimate at this time. The Company expects to recognize the majority of the foregoing charges in the first quarter of 2008, with the remaining costs being recognized over the remainder of 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)
By:	/s/ Michael J. Callahan
Name:	Michael J. Callahan
Title:	Executive Vice President, General Counsel and Secretary

Date: February 15, 2008

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